UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                              Unisys Corporation
_______________________________________________________________________________
             (Exact name of registrant as specified in its charter)



          Delaware                                    38-0387840
_______________________________________________________________________________
(State of incorporation                            (I.R.S. Employer
 or organization)                                  Identification No.)

   801 Lakeview Drive, Suite 100
      Blue Bell, Pennsylvania                               19422
_______________________________________________________________________________
(Address of principal executive offices)                  (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                              Name of each exchange on which
to be so registered                              each class is to be registered
_______________________________________________________________________________

6.25% Mandatory Convertible                           New York Stock Exchange
Preferred Stock

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box.         /x/

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box.        / /

Securities Act registration statement file number to which this form relates:
333-155735 (if applicable)


Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
_______________________________________________________________________________
                                (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.
---------------------------------------------------------------

Unisys Corporation (the "Company") is registering its 6.25% Mandatory Convertible Preferred Stock, Series A (the "Mandatory Convertible Preferred Stock") pursuant to this Form 8-A. The description of the Mandatory Convertible Preferred Stock of the Company is set forth in the prospectus supplement dated February 22, 2011 to the Company's registration statement on Form S-3 (Registration No. 333-155735), as filed with the Securities and Exchange Commission ("SEC") on May 14, 2009, which description is incorporated herein by reference.

Item 2. Exhibits.
----------------

Exhibit 3.1 Restated Certificate of Incorporation of Unisys Corporation (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on April 30, 2010).

Exhibit 3.2    Bylaws of Unisys Corporation (incorporated by reference to
               Exhibit 3.2 to the Company's Current Report on Form 8-K filed on April 30, 2010).

Exhibit 4.1 Certificate of Designations setting forth the specific rights, preferences, limitations, restrictions and other terms and conditions of the 6.25% Mandatory Convertible Preferred Stock, Series A (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on March 1, 2011).

                                   SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                       Unisys Corporation


                                              By:   /s/ Nancy Straus Sundheim
                                                     -------------------------
                                                 Name:  Nancy Straus Sundheim
                                                 Title: Senior Vice President,
                                                        General Counsel and
                                                        Secretary


Date: March 10, 2011

INDEX TO EXHIBITS

Exhibit No.                             Exhibit
-----------                             -------

 Exhibit 3.1 Restated Certificate of Incorporation of Unisys Corporation (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on April 30, 2010).

Exhibit 3.2     Bylaws of Unisys Corporation (incorporated by reference to
                Exhibit 3.2 to the Company's Current Report on Form 8-K filed on April 30, 2010).

Exhibit 4.1 Certificate of Designations setting forth the specific rights, preferences, limitations, restrictions and other terms and conditions of the 6.25% Mandatory Convertible Preferred Stock, Series A (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on March 1, 2011).